AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1999
                                                  REGISTRATION NO. 333- ________
 ===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                         THE BEAR STEARNS COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 13-3286161
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         THE BEAR STEARNS COMPANIES INC.
                                STOCK AWARD PLAN
                            (Full Title of the Plan)


                             SAMUEL L. MOLINARO JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                               ------------------


                                           CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES  AMOUNT TO BE   PROPOSED MAXIMUM OFFERING   AGGREGATE OFFERING      REGISTRATION
        TO BE REGISTERED          REGISTERED(1)      PRICE PER UNIT(2)            PRICE(2)              FEE(2)
        ----------------          -------------   -------------------------   ------------------     --------------
Common Stock, par value $1.00       16,000,000
     per share                        shares               $40.25                $644,000,000           $170,016


----------------------
(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on December
     1, 1999.

                                EXPLANATORY NOTE

    This Registration Statement is being filed by The Bear Stearns Companies Inc., a Delaware corporation (the "Company") in order to register 16,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), the maximum number of shares as to which options or awards may be granted under The Bear Stearns Companies Inc. Stock Award Plan (the "Stock Award Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Stock Award Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by the Company with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1999; (ii) the Quarterly Report on Form 10-Q for the quarter ended September 24, 1999;
    (iii) the Current Reports on Form 8-K dated July 21, 1999, July 22, 1999, August 5, 1999, August 9, 1999, October 13, 1999, October 29, 1999 and December 1, 1999; and (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

    Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

    The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

    For the undertaking with respect to indemnification, see Item 9.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.     EXHIBITS.

            Exhibit
               No.         Description

            4(a)(1)     -- Restated   Certificate   of   Incorporation   of  the
                           Registrant  (incorporated  by  reference  to  Exhibit
                           4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

            4(a)(2)     -- Certificate of Stock Designation relating to the
                           Registrant's Adjustable Rate Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

            4(a)(3)     -- Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

            4(a)(4)     -- Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(5)     -- Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(b)        -- Amended and Restated By-laws of the Registrant
                           (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-81901)).

            4(c)        -- The Bear  Stearns  Companies  Inc.  Stock Award Plan,
                           amended and restated as of  October 29, 1999.

            5           -- Opinion of Cadwalader, Wickersham & Taft.

            23(a)       -- Consent of Deloitte & Touche LLP.

            23(b)       -- Consent of Cadwalader, Wickersham & Taft (included
                           in Exhibit 5).

            24          -- Power of attorney (included in the signature pages
                           to the Registration Statement).

ITEM 9.     UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;


            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 8, 1999.



                                                 THE BEAR STEARNS COMPANIES INC.



                                          By:    /s/  Samuel L. Molinaro Jr.
                                                 -------------------------------
                                                 SAMUEL L. MOLINARO JR.
                                                 Senior Vice President-Finance
                                                 and Chief Financial Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 8, 1999.

             SIGNATURE                                   TITLE

                       THE BEAR STEARNS COMPANIES INC.


       /s/  Alan C. Greenberg             Chairman of the Board and Director
------------------------------------
          ALAN C. GREENBERG



         /s/  James E. Cayne              President, Chief Executive Officer
------------------------------------      and Director (Principal
           JAMES E. CAYNE                 Executive Officer)




        /s/  Carl D. Glickman             Director
------------------------------------
          CARL D. GLICKMAN



      /s/  Donald J. Harrington           Director
------------------------------------
        DONALD J. HARRINGTON



        /s/  William L. Mack              Director
------------------------------------
           WILLIAM L. MACK

        /s/  Frank T. Nickell             Director
------------------------------------
          FRANK T. NICKELL



      /s/  Frederic V. Salerno            Director
------------------------------------
         FREDERIC V. SALERNO


                                          Director
------------------------------------
          ALAN D. SCHWARTZ


       /s/  Warren J. Spector             Director
------------------------------------
          WARREN J. SPECTOR


          /s/  Vincent Tese               Director
------------------------------------
            VINCENT TESE


          /s/  Fred Wilpon                Director
------------------------------------
             FRED WILPON


     /s/  Samuel L. Molinaro Jr.          Senior Vice President-Finance and
------------------------------------         Chief Financial Officer
       SAMUEL L. MOLINARO JR.                (Principal Financial Officer)



      /s/  Marshall J Levinson            Controller
------------------------------------     (Principal Accounting Officer)
         MARSHALL J LEVINSON

                                      Exhibit Index


Exhibit
Number             Description

4(a)(1)         -- Restated Certificate of Incorporation of the Registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)         -- Certificate of Stock Designation relating to the
                   Registrant's Adjustable Rate Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(3)         -- Certificate of Stock Designation relating to the
                   Registrant's Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(4)         -- Certificate of Stock Designation relating to the
                   Registrant's Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(5)         -- Certificate of Stock Designation relating to the
                   Registrant's Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(b)            -- Amended and Restated By-laws of the Registrant
                   (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No.
                   333-81901)).

4(c)            -- The Bear Stearns  Companies  Inc.  Stock Award Plan,  amended and restated as of October 29, 1999.

5               -- Opinion of Cadwalader, Wickersham & Taft.

23(a)           -- Consent of Deloitte & Touche LLP.

23(b)           -- Consent  of  Cadwalader,   Wickersham  &  Taft  (included  in
                   Exhibit 5).

24              -- Power of attorney  (included  in the  signature  pages to the
                   Registration Statement).